EXHIBIT 32.0

SECTION 1350 CERTIFICATION

Each of Thomas A. Vento, Chairman, President and Chief Executive Officer and Joseph R. Corrato, Executive Vice President and Chief Financial Officer of Prudential Bancorp, Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)
The quarterly report on Form 10-Q of the Company for the period ended June 30, 2013 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 25, 2013	By:	/s/Thomas A. Vento
Thomas A. Vento Chairman, President and Chief Executive Officer

Date: September 25, 2013	By:	/s/Joseph R. Corrato
Joseph R. Corrato Executive Vice President and Chief Financial Officer

Note: A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Prudential Bancorp, Inc. and will be retained by Prudential Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.